Exhibit 5.1

                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE

                                February __, 1998





   HK Systems, Inc.
   2855 S. James Drive
   New Berlin, Wisconsin 53151

   Gentlemen:

             We have acted as special counsel for HK Systems, Inc., a Wisconsin corporation (the "Company"), with respect to the preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed sale by the Company and certain shareholders of the Company (the "Selling Shareholders") of such number of shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), having a value upon filing of the Registration Statement of up to $115,000,000 in the manner set forth in the Registration Statement and Prospectus.

             In connection with our representation, we have examined (i) the Registration Statement, including the Prospectus; (ii) the Company's Amended and Restated Articles of Incorporation and the Company's By-laws, as proposed to be amended upon the consummation of the offering and sale of the Shares; (iii) the resolutions of the Board of Directors of the Company relating to the offering and sale of the Shares; and (iv) such other proceedings, documents and records we deemed necessary to enable us to render this opinion.

             Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.


             2. The Shares that are to be offered and sold by the Company, when the price thereof has been determined by action of the Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law).

             3. The Shares that are to be offered and sold by the Selling Shareholders when issued pursuant to the Conversion (as defined in the Registration Statement) will be, and when sold in the manner contemplated in the Registration Statement and Prospectus will continue to be, validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law).

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,



                                      FOLEY & LARDNER